[COOPERS & LYBRAND LOGO]

The Board of Directors
Prime Bancorp, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-33307) on Form S-8 of Prime Bancorp, Inc. of our report dated February 23, 1996, relating to the consolidated statements of income, stockholders' equity, and cash flows of First Sterling Bancorp, Inc. for the year ended December 31, 1995, which report is included in the December 31, 1997, annual report on Form 10-K of Prime Bancorp, Inc.

                                                    /s/ Coopers & Lybrand L.L.P.
                                                        ------------------------

Baltimore, Maryland
March 25, 1998